Exhibit 5(b)


                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           ATTORNEYS AND COUNSELORS AT LAW
                            1601 BRYAN STREET, 30TH FLOOR
                                 DALLAS, TEXAS 75201
                                      __________

                               TELEPHONE (214) 979-3000
                                  FAX (214) 880-0011


                                     June 6, 1997



          Texas Utilities Company
          1601 Bryan Street
          Dallas, Texas 75201

          Ladies and Gentlemen:

               Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 50,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with the Long-Term Incentive Compensation Plan of the Texas Utilities Company System ("Plan"), we are of the opinion that:

               1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

               2. All requisite action on the part of the Company's Board of Directors with respect to the issuance and delivery of Stock to be issued directly by the Company will have been taken when such Stock shall have been issued and delivered as contemplated in the Plan.

               3. Any Stock to be issued directly by the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Plan.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement.

                                             Very truly yours,

                                             WORSHAM, FORSYTHE
                                                  & WOOLDRIDGE, L.L.P.


                                             By:    /s/ L. Scott Austin
                                                  -------------------------
                                                                  A Partner